Exhibit 10.4

Proxy Agreement

This Proxy Agreement (hereinafter called as “this Agreement”) is made and entered into by and between the following parties on October 15, 2019:

Party A: Zhixiang Technology (Shanghai) Co., Ltd.

Add.: Room 601 & 602, No.799, Tianshan Road West, Changning District, Shanghai

Party B: [Name of Shareholder] , ID No.: [Number]

In this Agreement, Party A and Party B is hereinafter individually called as “Party” and collectively called as “Parties”.

Whereas,

Party B holds [Percentage]% shares interest (“Party B’s Shares”) in Shanghai Zhixiang Technology Co., Ltd. (the “Company”).

Now therefore, upon agreement through negotiation, the following agreement is reached:

With respect to Party B’s Shares, Party B hereby irrevocably authorizes Party A to, during the term hereof, exercise the following rights:

Party A is hereby authorized as Party B’s sole agent and authorizor to act for and on behalf of Party B to deal with the matters concerning Party B’s Shares, including without limitation 1) participating in the shareholders’ meeting of the company; 2) exercise of the shareholder’s right and shareholder’s voting right entitled by Party B under the laws of China and the Articles of Association, including without limitation sales, transfer, pledge or disposal part or all of Party B’s Shares; and 3) acting for and on behalf of Party B to designate and appoint the Company’s legal representative (Board Chairman), director, supervisor, CEO and other senior management.

Without limiting the generality of rights granted herein, under this Agreement, Party A shall have the right and be authorized to conclude the transfer contract specified in the exclusive purchase contract (to which Party B is one party, upon request) for and on behalf of Party B and perform the terms contained in the shares pledge contract and exclusive purchase right contract to which Party B is one party that have been executed on the same day as this Agreement.

Any behavior of Party A concerning Party B’s Shares is considered as Party B’s behavior, and all documents signed are considered as executed by Party B. Party B hereby acknowledges and approves such behavior and/or documents of Party A.

Party A has the right to determine at its sole discretion to sub-delegate or transfer its rights in and to the aforesaid matters to any other individual or entity, without prior notice to Party B or consent of Party B.

When Party B acts as the Company’s shareholder, this Agreement and the proxy thereunder should be irrevocable and remain valid since this Agreement has been signed.

During the term hereof, Party B hereby waives the right granted in and to Party B’s Shares as granted to Party A by virtue of this Agreement and shall not exercise such right.

Any dispute arising from the interpretation and execution of this Agreement shall be first resolved by and between the parties through friendly negotiation. Where no agreement is reached within 30 days after each party makes a request to the other parties for dispute resolution through negotiation, each party may submit to CIETAC for arbitration in accordance with its then arbitration rules in effect. The arbitration is conducted in Beijing, and the language of arbitration is Chinese. The arbitration award is final and has a binding on the parties.

This Agreement is written in Chinese and made into duplicate with each party holding one copy. Each copy has the same legal effects.

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This page has no text but is the signature page of the Proxy Agreement.

Party A: Zhixiang Technology (Shanghai) Co., Ltd. (seal)

Legal Representative:	/s/ Guangyuan Cai

Party B: [Name of Shareholder]

Signed by:	/s/ [Name of Shareholder]

Schedule of Material Differences

One or more persons executed Proxy Agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder	% of Shareholder’s Equity Interest in the Company
1.	Guangyuan Cai	62.0%
2.	Peifeng Xu	30.0%
3.	Yaoyu Zhang	8.0%